Net income per share was computed by dividing net income by the weighted average number of common and common equivalent shares outstanding.




                                                                              YEAR ENDED         YEAR ENDED
                                                                               12/31/01           12/31/00

--------------------------------------------------------------------------- ---------------- -------------------
DILUTED

EARNINGS
Net (loss) income available to common shares                                       $(104,474)            $3,367
                                                                            ================ ===================

SHARES
Weighted average number of common shares                                         22,803,058          22,803,058
Assuming conversion of Alfa Canada Class A Preference Shares                      4,000,000           4,000,000
                                                                            ---------------- -------------------
Total common and common equivalent shares                                        26,803,058          26,803,058
                                                                            ================ ===================

DILUTED EARNINGS PER SHARE                                                            $0.00               $0.00
                                                                            ================ ===================


--------------------------------------------------------------------------- ---------------- -------------------
BASIC

EARNINGS
Net (loss) income available to common shares                                       $(104,474)            $3,367
                                                                            ================ ===================

SHARES
Weighted average number of common shares                                         22,803,058          22,803,058
                                                                            ================ ===================

BASIC EARNINGS PER SHARE                                                              $0.00               $0.00
                                                                            ================ ===================


